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                                                                     EXHIBIT 5.1

[LOGO]
CONSTELLATION 3D, INC.
www.c-3d.net
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                                         Please respond to:
                                         --------------------
                                    Office of the Director of Legal Affairs
                                         2625 NE 11/th/ Court
                                         Fort Lauderdale, FL 33304
                                         Tel. (954) 568-3007
                                         Fax (954) 565-4673
                                         E-mail mlg.esq@att.net
                                                ---------------
Constellation 3D, Inc.
805 Third Avenue, 14th Floor
New York, NY 10022                       October 5, 2001

     Re:  Constellation 3D, Inc., Registration Statement on Form S-3
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Dear Ladies and Gentlemen:

     I am the Director of Legal Affairs of Constellation 3D, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), relating to the offering of up to 452,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"). All of the shares covered by the Registration Statement (the "Shares") may be sold by certain stockholders of the Company. Each of those Shares, were issued under warrants (the "Warrants") granted by the Company to certain entities.

     In rendering the opinion set forth below, I have reviewed the Company's Certificate of Incorporation, the Company's Bylaws, resolutions adopted by the Board of Directors of the Company and such other documents as I have deemed appropriate. In my examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

     Based upon the foregoing, I am of the opinion that: (i) the Shares issued under the Warrants were duly authorized, validly issued, fully paid and nonassessable, and (ii) all other Shares are duly authorized, validly issued, fully paid and nonassessable.

     My opinion set forth above is limited to the corporate laws of the State of Delaware, and I express no opinion as to any other laws, statutes, rules or regulations.

     I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption "Legal Matters."

                                      Very truly yours,

                                      ______________________
                                      Name:  Michael Goldberg, Esquire
                                      Title: Director of Legal Affairs